Exhibit 99.1

Investor Contact: Larry P. Kromidas
(314) 480-1452
Email: lpkromidas@olin.com
 News

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Present at the Barclays Capital, Wells Fargo Securities

and Oppenheimer Conferences in May

Clayton, MO, April 19, 2012 – Olin Corporation’s (NYSE: OLN) senior management will be available for one-on-one meetings with investors in New York City at the Barclays Capital Chemical Conference on May 3, 2012, the Wells Fargo Securities Industrial and Construction Conference on May 8, 2012 and the Oppenheimer Industrials Conference on May 15, 2012.  In addition, Olin’s senior management will make formal presentations at the Wells Fargo Securities conference at 9:00 A.M. Eastern time and at the Oppenheimer conference at 8:40 A.M. Eastern time.

Copies of the presentation slides will be available the evening prior to each event to investors, news media and the general public on Olin’s web site www.olin.com in the Investors section under Investor Presentations.

Olin Corporation is a manufacturer concentrated in two business segments:  Chlor Alkali Products and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, hydrochloric acid, hydrogen, potassium hydroxide and bleach products.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

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2012-07